UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 18, 2011

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
8735 Henderson Road, Renaissance One
	Tampa, Florida	33634
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                     Termination of a Material Definitive Agreement.

On August 18, 2011, the Board of Directors of WellCare Health Plans, Inc. (the “Company”) terminated the Company’s 2005 Employee Stock Purchase Plan (the “Plan”) effective August 18, 2011.  Under the terms of the Plan, eligible employees were entitled to purchase common stock of the Company at a price equal to 95% of the fair market value of the shares on the date of purchase.  The Plan was intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code.

The foregoing description does not purport to be a complete description of the rights and obligations of the Company or the participants under the Plan.  The above description is qualified in its entirety by reference to the Plan, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01                     Financial Statements and Exhibits.

(d)   Exhibits.

The following exhibit is filed as part of this report:

		INCORPORATED BY REFERENCE
Exhibit Number	Description	Form	Filing Date With SEC	Exhibit Number
10.1	2005 Employee Stock Purchase Plan (No. 333-120257)	S-8	11/24/2004	4.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2011	WELLCARE HEALTH PLANS, INC. /s/ Timothy S. Susanin
Timothy S. Susanin
Senior Vice President, General Counsel & Secretary

Exhibit Index

		INCORPORATED BY REFERENCE
Exhibit Number	Description	Form	Filing Date With SEC	Exhibit Number
10.1	2005 Employee Stock Purchase Plan (No. 333-120257)	S-8	11/24/2004	4.1